Exhibit 99.1

Mediabistro Inc. Reports Financial Results

For Its Third Quarter Ended September 30, 2013

(New York, NY – November 6, 2013) -- Mediabistro Inc. (Nasdaq: MBIS) today reported financial results for the quarter ended September 30, 2013.

Financial results for the third quarter of 2013 include:

·	Revenues for the third quarter of 2013 were $3.0 million compared to revenues of $2.9 million for the same period in 2012.

·	Net loss for the third quarter of 2013 was $426,000, compared to a net loss of $1.2 million for the same period in 2012. Non-GAAP loss, excluding interest, taxes, depreciation, amortization and stock-based compensation expense, or EBITDA, was $184,000 during the third quarter of 2013, compared to a loss of $773,000 for the same period in 2012. We track the EBITDA metric and present it here because we believe it helps in the analysis of the performance of our core operations. Non-cash stock-based compensation expense was $120,000 during the third quarter of 2013.

“Our financial results for the third quarter included two iterations of our newest trade show, Inside 3D Printing Conference and Expo, which took place during the month of July in Chicago and during the month of September in San Jose. These trade shows continue to be critically and financially successful and we are very excited about the growth possibilities of this brand,” stated Alan M. Meckler, Chairman and CEO of Mediabistro Inc. “We also most recently held our first international Inside 3D Printing Conference and Expo in Singapore in October and we are continuing to schedule additional Inside 3D Printing events throughout the world in 2014, including Germany, Brazil and Australia, among others. Also during the third quarter, we successfully launched our Inside Bitcoins trade show in New York City. This trade show was also financially successful and we have now planned to run this show in Las Vegas, Berlin and additional cities,” added Meckler.

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Mediabistro Inc.

Unaudited Consolidated Condensed Statements of Operations

For the Three and Nine Months Ended September 30, 2013 and 2012

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues	$2,975	$2,917	$9,458	$10,642
Cost of revenues	1,608	1,678	5,462	5,830
Advertising, promotion and selling	556	614	1,745	1,920
General and administrative	1,162	1,306	3,469	3,938
Depreciation	26	78	131	238
Amortization	112	137	326	409
Total operating expenses	3,464	3,813	11,133	12,335

Operating loss	(489)	(896)	(1,675)	(1,693)
Other income (loss), net	47	(213)	51	(216)
Interest income	1	1	3	3
Interest expense	(84)	(63)	(211)	(209)

Loss before income taxes	(525)	(1,171)	(1,832)	(2,115)
Provision (benefit) for income taxes	(99)	11	(76)	30

Net loss	$(426)	$(1,182)	$(1,756)	$(2,145)
Loss per share:
Basic net loss	$(0.07)	$(0.20)	$(0.29)	$(0.36)
Diluted net loss	$(0.07)	$(0.20)	$(0.29)	$(0.36)

Weighted average shares used in computing loss per share:
Basic	6,022	6,009	6,023	5,983
Diluted	6,022	6,009	6,023	5,983

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Mediabistro Inc.

Consolidated Condensed Balance Sheets

September 30, 2013 and December 31, 2012

(in thousands, except share and per share amounts)

	September 30, 2013 (Unaudited)	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$876	$2,210
Accounts receivable, net of allowances of $7 and $16, respectively	554	524
Prepaid expenses and other current assets	799	503
Total current assets	2,229	3,237

Property and equipment, net of accumulated depreciation of $1,486 and $1,475, respectively	489	268
Intangible assets, net of accumulated amortization of $1,304 and $1,144, respectively	2,172	2,305
Goodwill	9,574	9,574
Investments and other assets	808	687
Total assets	$15,272	$16,071

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$627	$509
Accrued payroll and related expenses	374	493
Accrued expenses and other current liabilities	1,083	649
Deferred revenues	1,360	1,294
Total current liabilities	3,444	2,945

Loan from related party	7,795	7,647
Deferred revenues	17	17
Deferred income taxes	497	474
Total liabilities	11,753	11,083

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 4,000,000 shares authorized, no shares issued and outstanding	–	–
Common stock, $.01 par value, 18,750,000 shares authorized, 6,141,768 and 6,138,879 shares issued and 6,022,483 and 6,019,594 shares outstanding at September 30, 2013 and December 31, 2012, respectively	61	61
Additional paid-in capital	289,998	289,711
Accumulated deficit	(286,044)	(284,288)
Treasury stock, 119,285 shares at cost	(496)	(496)
Total stockholders’ equity	3,519	4,988
Total liabilities and stockholders’ equity	$15,272	$16,071

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Mediabistro Inc.

Unaudited Consolidated Condensed Statements of Cash Flows

For the Nine Months Ended September 30, 2013 and 2012

(in thousands)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(1,756)	$(2,145)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	457	647
Stock-based compensation	278	380
Provision for losses on accounts receivable	4	27
Amortization of debt issuance costs	27	27
Other, net	(41)	210
Deferred income taxes	22	25
Changes in assets and liabilities:
Accounts receivable, net	(35)	(155)
Prepaid expenses and other assets	(289)	130
Accounts payable, accrued expenses and other liabilities	141	(195)
Deferred revenues	66	265
Net cash used in operating activities	(1,126)	(784)
Cash flows from investing activities:
Purchases of property and equipment	(68)	(91)
Purchases of intangible assets and other development costs	(195)	(186)
Proceeds from sale of assets and other	53	–
Net cash used in investing activities	(210)	(277)
Cash flows from financing activities:
Debt issuance costs	(153)	(23)
Borrowings from related party	148	–
Proceeds from exercise of stock options	7	125
Net cash provided by financing activities	2	102
Net decrease in cash and cash equivalents	(1,334)	(959)
Cash and cash equivalents, beginning of period	2,210	3,438
Cash and cash equivalents, end of period	$876	$2,479

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About Mediabistro Inc.

Mediabistro Inc. (Nasdaq: MBIS) is a leading Internet media company that provides services for social media, traditional media, and creative professionals, as well as for innovators in the 3D printing and mobile app industries. Our service offerings include an online job board, news and analysis, trade shows and events, online and in-person courses, and research products.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements explicitly made in, or implied by, this press release that are not historical facts, including the near-term trading price and long-term strategic value of the Company’s common stock, are "forward-looking statements" under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example: the recent unusual trading activity in, and relatively illiquid and highly volatile market for, Mediabistro common stock; risks associated with Mr. Meckler’s control of the Company and its debt to him; risks associated with the stockholder rights plan and other anti-takeover measures currently in place or that might be implemented in the future; general economic conditions; the competitive environment in which the Company operates; and the unpredictability of future revenues, expenses, cash flows and stock prices. For a more detailed discussion of such risks and uncertainties, refer to the Company’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and Mediabistro assumes no obligation to update the forward-looking statements after the date hereof, except as required by law.

All current Mediabistro press releases can be found online at http://corporate.mediabistro.com/corporate/press.html.

For information on Mediabistro Inc., contact:

Don O’Neill

doneill@mediabistro.com

203-662-2980